Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: October 22, 2018
FOR IMMEDIATE RELEASE

Washington Trust Reports Third Quarter 2018 Earnings
WESTERLY, R.I., October 22, 2018 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced third quarter 2018 net income of $17.5 million, or $1.01 per diluted share, compared to net income of $17.7 million, or $1.01 per diluted share, reported for the second quarter of 2018.

“Washington Trust’s third quarter results reflect another solid operating performance, led by good deposit growth, healthy loan production, and increased wealth management asset generation,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer.

Selected highlights for third quarter 2018 include:

•	Profitability ratios remained strong, with returns on average equity and average assets of 16.26% and 1.47%, respectively.

•	Total loans were up by $66 million, or 2%, from the end of the prior quarter and up by $233 million, or 7%, from a year ago.

•	Total deposits were up by $93 million, or 3%, from the end of the preceding quarter and up by $257 million, or 8%, from a year ago.

•
In September, Washington Trust declared a quarterly dividend of 43 cents per share. Year-to-date dividends declared amounted to $1.29 per share, an increase of 14 cents per share, or 12%, from the same period a year ago.

Net Interest Income
Net interest income was $33.4 million for the third quarter of 2018, up by $338 thousand, or 1%, from the second quarter of 2018. Income associated with loan payoffs and prepayment penalties in the third quarter of 2018 was $173 thousand, compared to $483 thousand in the prior quarter. The net interest margin was 2.99% for the third quarter, down by 6 basis points from the preceding quarter. Excluding income associated with loan payoffs and prepayment penalties, the net interest margin was 2.98% for the third quarter, down by 3 basis points from the preceding quarter.

Washington Trust
October 22, 2018

Significant linked quarter changes included:

•
Average interest-earning assets increased by $86 million, largely due to loan growth. The yield on interest-earning assets for the third quarter was 4.03%, up by 5 basis points from the preceding quarter. Excluding the impact of income associated with loan payoffs and prepayment penalties, the yield on interest-earning assets was 4.02%, up by 8 basis points from the preceding quarter. The yield benefited from increased market rates of interest.

•
Average non-interest bearing demand deposits increased by $38 million, largely due to the recapture of second quarter seasonal outflows. Average interest-bearing liabilities increased by $44 million, reflecting an increase of $57 million in average in-market deposits, partially offset by a decline of $13 million in average wholesale funding balances (wholesale brokered time deposits and Federal Home Loan Bank advances). The cost of interest-bearing liabilities for the third quarter was 1.28%, up by 14 basis points from the preceding quarter, largely due to higher rates paid on promotional time certificates of deposit and interest-bearing demand deposits. The increase in the rate paid on interest-bearing demand deposits was primarily attributable to a program implemented in June 2018 that transitioned wealth management client assets, previously held in outside accounts, into insured deposits on Washington Trust's balance sheet.

Noninterest Income
Noninterest income totaled $15.2 million for the third quarter of 2018, down by $778 thousand, or 5%, from the second quarter of 2018. Significant linked quarter changes included:

•
Wealth management revenues were $9.5 million for the third quarter of 2018, down by $148 thousand, or 2%, on a linked quarter basis. This included a decrease of $334 thousand in transaction-based revenues, partially offset by an increase of $186 thousand, or 2%, in asset-based revenues. The linked quarter decrease in transaction-based revenues was largely attributable to tax preparation fee revenue, which is generally recognized in the second quarter.

Wealth management assets under administration were $6.5 billion at September 30, 2018, up by $242 million, or 4%, from the balance at June 30, 2018, with $232 million of net investment appreciation and income and $10 million of net client inflows.

•
Mortgage banking revenues were $2.6 million for the third quarter of 2018, down by $317 thousand, or 11%, from the preceding quarter. While third quarter results benefited from relatively higher volume of loans sold and sales yield, this was offset by a decrease in fair value adjustments on mortgage loan commitments and loans held for sale. The decrease in fair value adjustments reflected a decline in the mortgage pipeline and corresponding loan commitment balances as of September 30, 2018.

•
Loan related derivative income was $278 thousand for the third quarter of 2018, down by $390 thousand from the preceding quarter, due to lower transaction volume of commercial borrower loan related derivatives.

Noninterest Expenses
Noninterest expenses totaled $26.1 million for the third quarter of 2018, down by $226 thousand, or 1%, from the second quarter of 2018. The linked quarter comparison of noninterest expenses was impacted by the following:

•
Included in other expenses in the second quarter of 2018 were software system implementation expenses of $114 thousand primarily related to the conversion of our wealth management accounting system, which was completed in April 2018.

Washington Trust
October 22, 2018

•	In the third quarter of 2018, a one-time third-party vendor credit of $300 thousand was recognized as a reduction to outsourced services expense in the third quarter.
Excluding the impact of the aforementioned items, noninterest expenses for the third quarter of 2018 were up by $188 thousand or 1%, largely due to an increase in foreclosed property costs.

Income tax expense totaled $4.7 million for the third quarter of 2018, essentially unchanged from the preceding quarter. The effective tax rate for the third quarter of 2018 was 21.3%, compared to 21.2% for the preceding quarter.

Investment Securities
The securities portfolio totaled $824 million at September 30, 2018, up by $35 million from the balance at June 30, 2018. The increase reflected purchases of debt securities in the third quarter totaling $65 million, with a weighted average yield of 3.46%. These purchases were partially offset by routine principal pay-downs on mortgage-backed securities and a temporary decline in the fair value of available for sale securities. Investment securities represented 17% of total assets at September 30, 2018.

Loans
Total loans amounted to $3.6 billion at September 30, 2018, up by $66 million, or 2%, from the end of the second quarter. Total commercial loans increased by $47 million, or 3%, reflecting an increase of $25 million in the commercial and industrial ("C&I") portfolio and an increase of $22 million in the commercial real estate portfolio. The residential real estate loan portfolio increased by $22 million, or 2%, from the balance at June 30, 2018, while total consumer loans declined by $3 million, or 1%, from the end of the second quarter.

Deposits and Borrowings
Total deposits amounted to $3.4 billion at September 30, 2018, up by $93 million, or 3%, from the end of the preceding quarter. The increases reflected seasonal inflows of various institutional and governmental depositors based on their underlying business cycles, as well as growth in time certificates of deposit resulting from a promotional campaign that began in April 2018.

Federal Home Loan Bank advances amounted to $828 million at September 30, 2018, down by $73 million from the balance at June 30, 2018, due to growth in deposits.

Asset Quality
Total nonaccrual loans amounted to $10.8 million, or 0.30% of total loans, at September 30, 2018, down from $11.7 million, or 0.34% of total loans, at June 30, 2018. Total past due loans amounted to $13.5 million, or 0.38% of total loans, at September 30, 2018, down from $16.7 million, or 0.48% of total loans, at June 30, 2018.

Based on management's assessment of loan and credit quality metrics, loss exposures and changes in the loan portfolio during the quarter, a loan loss provision totaling $350 thousand was recognized in the third quarter of 2018, compared to a loan loss provision of $400 thousand recognized in the preceding quarter. Net charge-offs were nominal in both the third and second quarter of 2018, totaling $15 thousand and $90 thousand, respectively. The allowance for loan losses amounted to $26.5 million, or 0.75% of total loans, at September 30, 2018, compared to $26.2 million, or 0.75% of total loans, at June 30, 2018.

Washington Trust
October 22, 2018

Capital and Dividends
Total shareholders' equity was $428 million at September 30, 2018, up by $6.3 million from June 30, 2018, reflecting net income of $17.5 million, partially offset by $7.5 million in dividends declared and a $4.0 million reduction in the accumulated comprehensive income component of shareholders' equity primarily due to a temporary decline in the fair value of available for sale securities.

Capital levels at September 30, 2018 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.77% at September 30, 2018, compared to 12.61% at June 30, 2018. Book value per share amounted to $24.75 at September 30, 2018, compared to $24.40 at June 30, 2018.

The Board of Directors declared a quarterly dividend of 43 cents per share for the quarter ended September 30, 2018. The dividend was paid on October 12, 2018 to shareholders of record on October 1, 2018.

Conference Call
Washington Trust will host a conference call to discuss its third quarter results, business highlights and outlook on Tuesday, October 23, 2018 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-9208. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-844-512-2921 and entering the Replay PIN Number 13683640; the audio replay will be available through October 30, 2018. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, http://ir.washtrust.com, and will be available through December 31, 2018.

Washington Trust
October 22, 2018

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; occurrences of cyberattacks, hacking and identity theft; natural disasters; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Assets:
Cash and due from banks	$72,934	$132,068	$85,680	$79,853	$128,580
Short-term investments	2,917	2,624	2,322	3,070	2,600
Mortgage loans held for sale	22,571	35,207	19,269	26,943	28,484
Securities:
Available for sale, at fair value	812,647	776,693	787,842	780,954	714,355
Held to maturity, at amortized cost	10,863	11,412	11,973	12,541	13,241
Total securities	823,510	788,105	799,815	793,495	727,596
Federal Home Loan Bank stock, at cost	44,525	46,281	41,127	40,517	42,173
Loans:
Total loans	3,556,203	3,490,230	3,387,406	3,374,071	3,323,078
Less allowance for loan losses	26,509	26,174	25,864	26,488	27,308
Net loans	3,529,694	3,464,056	3,361,542	3,347,583	3,295,770
Premises and equipment, net	28,195	28,377	28,316	28,333	28,591
Investment in bank-owned life insurance	79,891	79,319	73,782	73,267	72,729
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	8,400	8,645	8,893	9,140	9,388
Other assets	94,126	88,651	81,671	63,740	69,410
Total assets	$4,770,672	$4,737,242	$4,566,326	$4,529,850	$4,469,230
Liabilities:
Deposits:
Noninterest-bearing deposits	$611,829	$577,656	$601,478	$578,410	$575,866
Interest-bearing deposits	2,802,519	2,743,955	2,654,956	2,664,297	2,581,215
Total deposits	3,414,348	3,321,611	3,256,434	3,242,707	3,157,081
Federal Home Loan Bank advances	828,392	901,053	808,677	791,356	814,045
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Other liabilities	77,342	70,326	65,453	59,822	61,195
Total liabilities	4,342,763	4,315,671	4,153,245	4,116,566	4,055,002
Shareholders’ Equity:
Common stock	1,081	1,080	1,079	1,077	1,076
Paid-in capital	119,220	118,883	118,172	117,961	117,189
Retained earnings	346,685	336,670	326,505	317,756	312,334
Accumulated other comprehensive loss	(39,077)	(35,062)	(32,675)	(23,510)	(16,371)
Total shareholders’ equity	427,909	421,571	413,081	413,284	414,228
Total liabilities and shareholders’ equity	$4,770,672	$4,737,242	$4,566,326	$4,529,850	$4,469,230

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share amounts)

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Interest income:
Interest and fees on loans	$38,877	$37,101	$34,578	$33,459	$32,509	$110,556	$94,503
Taxable interest on securities	5,383	5,358	5,118	4,719	4,655	15,859	14,208
Nontaxable interest on securities	9	20	23	24	41	52	225
Dividends on Federal Home Loan Bank stock	634	550	516	481	467	1,700	1,293
Other interest income	261	257	205	217	197	723	457
Total interest and dividend income	45,164	43,286	40,440	38,900	37,869	128,890	110,686
Interest expense:
Deposits	6,546	5,254	4,422	4,136	3,835	16,222	10,928
Federal Home Loan Bank advances	4,937	4,707	3,983	3,708	3,816	13,627	10,669
Junior subordinated debentures	232	214	183	167	159	629	446
Other interest expense	—	—	—	—	—	—	1
Total interest expense	11,715	10,175	8,588	8,011	7,810	30,478	22,044
Net interest income	33,449	33,111	31,852	30,889	30,059	98,412	88,642
Provision for loan losses	350	400	—	200	1,300	750	2,400
Net interest income after provision for loan losses	33,099	32,711	31,852	30,689	28,759	97,662	86,242
Noninterest income:
Wealth management revenues	9,454	9,602	10,273	9,914	10,013	29,329	29,432
Mortgage banking revenues	2,624	2,941	2,838	3,097	3,036	8,403	8,295
Service charges on deposit accounts	885	903	863	946	942	2,651	2,726
Card interchange fees	983	961	847	904	894	2,791	2,598
Income from bank-owned life insurance	572	537	515	537	546	1,624	1,624
Loan related derivative income	278	668	141	470	1,452	1,087	2,744
Other income	419	381	266	342	400	1,066	1,180
Total noninterest income	15,215	15,993	15,743	16,210	17,283	46,951	48,599
Noninterest expense:
Salaries and employee benefits	17,283	17,304	17,772	17,194	17,362	52,359	51,697
Net occupancy	2,013	1,930	2,002	1,859	1,928	5,945	5,662
Outsourced services	1,951	2,350	1,873	1,960	1,793	6,174	4,960
Equipment	1,080	1,069	1,180	1,198	1,380	3,329	4,160
Legal, audit and professional fees	559	555	726	562	534	1,840	1,732
FDIC deposit insurance costs	410	422	404	389	308	1,236	1,258
Advertising and promotion	440	329	177	466	416	946	1,015
Amortization of intangibles	245	247	248	248	253	740	787
Change in fair value of contingent consideration	—	—	—	(333)	—	—	(310)
Other expenses	2,081	2,082	2,748	2,211	2,780	6,911	7,385
Total noninterest expense	26,062	26,288	27,130	25,754	26,754	79,480	78,346
Income before income taxes	22,252	22,416	20,465	21,145	19,288	65,133	56,495
Income tax expense	4,741	4,742	4,254	13,163	6,326	13,737	18,552
Net income	$17,511	$17,674	$16,211	$7,982	$12,962	$51,396	$37,943

Net income available to common shareholders	$17,475	$17,636	$16,173	$7,958	$12,934	$51,284	$37,859

Weighted average common shares outstanding:
Basic	17,283	17,272	17,234	17,223	17,212	17,263	17,201
Diluted	17,382	17,387	17,345	17,349	17,318	17,392	17,320
Earnings per common share:
Basic	$1.01	$1.02	$0.94	$0.46	$0.75	$2.97	$2.20
Diluted	$1.01	$1.01	$0.93	$0.46	$0.75	$2.95	$2.19

Cash dividends declared per share	$0.43	$0.43	$0.43	$0.39	$0.39	$1.29	$1.15

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands, except per share amounts)

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Share and Equity Related Data:
Book value per share	$24.75	$24.40	$23.93	$23.99	$24.06
Tangible book value per share - Non-GAAP (1)	$20.57	$20.20	$19.71	$19.75	$19.81
Market value per share	$55.30	$58.10	$53.75	$53.25	$57.25
Shares issued and outstanding at end of period	17,290	17,278	17,262	17,227	17,214

Capital Ratios (2):
Tier 1 risk-based capital	12.00%	11.84%	11.78%	11.65%	11.69%
Total risk-based capital	12.77%	12.61%	12.56%	12.45%	12.53%
Tier 1 leverage ratio	8.91%	8.87%	8.84%	8.79%	8.83%
Common equity tier 1	11.37%	11.20%	11.13%	10.99%	11.02%

Balance Sheet Ratios:
Equity to assets	8.97%	8.90%	9.05%	9.12%	9.27%
Tangible equity to tangible assets - Non-GAAP (1)	7.57%	7.48%	7.57%	7.63%	7.76%
Loans to deposits (3)	104.0%	105.3%	103.8%	104.1%	105.3%

						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Performance Ratios (4):
Net interest margin (5)	2.99%	3.05%	3.03%	2.95%	2.93%	3.03%	2.92%
Return on average assets (net income divided by average assets)	1.47%	1.53%	1.45%	0.71%	1.17%	1.48%	1.16%
Return on average tangible assets - Non-GAAP (1)	1.49%	1.56%	1.48%	0.72%	1.19%	1.51%	1.18%
Return on average equity (net income available for common shareholders divided by average equity)	16.26%	16.99%	15.96%	7.56%	12.43%	16.41%	12.50%
Return on average tangible equity - Non-GAAP (1)	19.59%	20.58%	19.40%	9.17%	15.12%	19.86%	15.29%
Efficiency ratio (6)	53.6%	53.5%	57.0%	54.7%	56.5%	54.7%	57.1%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

(2)	Estimated for September 30, 2018 and actuals for the remaining periods.

(3)	Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.

(4)	Annualized based on the actual number of days in the period.

(5)	Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.

(6)	Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,322	$9,136	$9,955	$9,686	$9,791	$28,413	$28,439
Transaction-based revenues	132	466	318	228	222	916	993
Total wealth management revenues	$9,454	$9,602	$10,273	$9,914	$10,013	$29,329	$29,432

Assets Under Administration (AUA):
Balance at beginning of period	$6,220,155	$6,343,720	$6,714,637	$6,587,899	$6,403,501	$6,714,637	$6,063,293
Net investment appreciation (depreciation) & income	232,245	133,450	(32,024)	163,681	270,549	333,671	653,896
Net client asset flows	9,940	(257,015)	(338,893)	(36,943)	(86,151)	(585,968)	(129,290)
Balance at end of period	$6,462,340	$6,220,155	$6,343,720	$6,714,637	$6,587,899	$6,462,340	$6,587,899

Percentage of AUA that are managed assets	91%	92%	92%	93%	92%	91%	92%

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net (1)	$2,485	$2,786	$2,679	$2,987	$2,952	$7,950	$8,004
Residential mortgage servicing fee income, net	139	155	159	110	84	453	291
Total mortgage banking revenues	$2,624	$2,941	$2,838	$3,097	$3,036	$8,403	$8,295

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$94,866	$128,479	$67,840	$75,595	$90,378	$291,185	$243,079
Originations for sale to secondary market (2)	119,832	122,693	87,720	143,834	143,112	330,245	390,044
Total mortgage loan originations	$214,698	$251,172	$155,560	$219,429	$233,490	$621,430	$633,123

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$24,422	$24,367	$33,575	$39,769	$37,823	$82,634	$89,589
Sold with servicing rights released (2)	107,724	81,054	63,265	105,416	109,508	252,043	302,098
Total mortgage loans sold	$132,146	$105,421	$96,840	$145,185	$147,331	$334,677	$391,687

(1)
Includes gains on loan sales, commissions on loans originated for others, servicing right gains, fair value adjustments on loans held for sale, and fair value adjustments and gains on forward loan commitments.

(2)	Also includes loans originated in a broker capacity.

END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Loans:
Commercial real estate (1)	$1,240,350	$1,218,643	$1,217,278	$1,210,495	$1,211,792
Commercial & industrial	656,882	632,029	603,830	612,334	588,324
Total commercial	1,897,232	1,850,672	1,821,108	1,822,829	1,800,116

Residential real estate (2)	1,349,340	1,327,418	1,249,890	1,227,248	1,195,537

Home equity	282,331	283,744	285,723	292,467	294,657
Other	27,300	28,396	30,685	31,527	32,768
Total consumer	309,631	312,140	316,408	323,994	327,425
Total loans	$3,556,203	$3,490,230	$3,387,406	$3,374,071	$3,323,078

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(2)	Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four- family residential properties.

	September 30, 2018		December 31, 2017
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island	$352,297	28.4%	$360,834	29.8%
Connecticut	499,996	40.3	461,230	38.1
Massachusetts	299,082	24.1	309,013	25.5
Subtotal	1,151,375	92.8	1,131,077	93.4
All other states	88,975	7.2	79,418	6.6
Total commercial real estate loans	$1,240,350	100.0%	$1,210,495	100.0%

Residential Real Estate Loans by Property Location:
Rhode Island	$347,657	25.8%	$343,340	28.0%
Connecticut	145,962	10.8	140,843	11.5
Massachusetts	838,628	62.1	726,712	59.2
Subtotal	1,332,247	98.7	1,210,895	98.7
All other states	17,093	1.3	16,353	1.3
Total residential real estate loans	$1,349,340	100.0%	$1,227,248	100.0%

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Deposits:
Noninterest-bearing demand deposits	$611,829	$577,656	$601,478	$578,410	$575,866
Interest-bearing demand deposits	151,322	136,640	83,249	82,728	45,407
NOW accounts	468,578	481,905	470,112	466,605	448,128
Money market accounts	650,976	604,954	693,748	731,345	716,827
Savings accounts	372,425	375,983	376,608	368,524	367,912
Time deposits (in-market)	715,635	698,286	625,965	617,368	587,166
In-market deposits	2,970,765	2,875,424	2,851,160	2,844,980	2,741,306
Wholesale brokered time deposits	443,583	446,187	405,274	397,727	415,775
Total deposits	$3,414,348	$3,321,611	$3,256,434	$3,242,707	$3,157,081

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Asset Quality Ratios:
Nonperforming assets to total assets	0.29%	0.32%	0.30%	0.34%	0.44%
Nonaccrual loans to total loans	0.30%	0.34%	0.31%	0.45%	0.56%
Total past due loans to total loans	0.38%	0.48%	0.57%	0.59%	0.49%
Allowance for loan losses to nonaccrual loans	245.25%	222.85%	245.83%	174.14%	147.52%
Allowance for loan losses to total loans	0.75%	0.75%	0.76%	0.79%	0.82%

Nonperforming Assets:
Commercial real estate	$—	$—	$—	$4,954	$5,887
Commercial & industrial	122	397	397	283	429
Total commercial	122	397	397	5,237	6,316
Residential real estate	9,063	10,206	9,340	9,414	11,699
Home equity	1,624	1,133	771	544	480
Other consumer	—	9	13	16	16
Total consumer	1,624	1,142	784	560	496
Total nonaccrual loans	10,809	11,745	10,521	15,211	18,511
Other real estate owned	2,974	3,206	3,206	131	1,038
Total nonperforming assets	$13,783	$14,951	$13,727	$15,342	$19,549

Past Due Loans (30 days or more past due):
Commercial real estate	$931	$—	$—	$4,960	$5,887
Commercial & industrial	142	2,851	3,295	4,076	455
Total commercial	1,073	2,851	3,295	9,036	6,342
Residential real estate	9,398	11,243	11,806	7,855	7,802
Home equity	2,939	2,585	4,235	3,141	2,268
Other consumer	109	16	22	43	35
Total consumer	3,048	2,601	4,257	3,184	2,303
Total past due loans	$13,519	$16,695	$19,358	$20,075	$16,447

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$6,425	$8,575	$7,066	$11,788	$13,216

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Nonaccrual Loan Activity:
Balance at beginning of period	$11,745	$10,521	$15,211	$18,511	$20,198	$15,211	$22,058
Additions to nonaccrual status	2,179	2,457	1,210	462	1,969	5,846	6,053
Loans returned to accruing status	(361)	(475)	(344)	(1,316)	(1,411)	(1,180)	(2,736)
Loans charged-off	(96)	(103)	(690)	(1,047)	(694)	(889)	(1,415)
Loans transferred to other real estate owned	—	—	(3,074)	—	—	(3,074)	(576)
Payments, payoffs and other changes	(2,658)	(655)	(1,792)	(1,399)	(1,551)	(5,105)	(4,873)
Balance at end of period	$10,809	$11,745	$10,521	$15,211	$18,511	$10,809	$18,511

Allowance for Loan Losses:
Balance at beginning of period	$26,174	$25,864	$26,488	$27,308	$26,662	$26,488	$26,004
Provision charged to earnings	350	400	—	200	1,300	750	2,400
Charge-offs	(96)	(103)	(690)	(1,047)	(694)	(889)	(1,415)
Recoveries	81	13	66	27	40	160	319
Balance at end of period	$26,509	$26,174	$25,864	$26,488	$27,308	$26,509	$27,308

Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$—	$602	$932	$535	$602	$853
Commercial & industrial	(70)	(3)	(23)	43	114	(96)	124
Total commercial	(70)	(3)	579	975	649	506	977
Residential real estate	68	5	—	32	(1)	73	3
Home equity	(2)	73	28	(2)	(7)	99	48
Other consumer	19	15	17	15	13	51	68
Total consumer	17	88	45	13	6	150	116
Total	$15	$90	$624	$1,020	$654	$729	$1,096

Net charge-offs to average loans (annualized)	—%	0.01%	0.07%	0.12%	0.08%	0.03%	0.04%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a FTE basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest recognized on these loans are included in amounts presented for loans. Certain previously reported amounts have been reclassified to conform to current year's presentation.

CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)

For the Three Months Ended	September 30, 2018			June 30, 2018			Quarter Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$52,218	$261	1.98%	$56,142	$257	1.84%	($3,924)	$4	0.14%
Mortgage loans held for sale	34,571	384	4.41	30,203	313	4.16	4,368	71	0.25
Taxable debt securities	825,302	5,383	2.59	821,772	5,358	2.62	3,530	25	(0.03)
Nontaxable debt securities	935	11	4.67	1,956	26	5.33	(1,021)	(15)	(0.66)
Total securities	826,237	5,394	2.59	823,728	5,384	2.62	2,509	10	(0.03)
FHLB stock	45,181	634	5.57	43,331	550	5.09	1,850	84	0.48
Commercial real estate	1,233,230	13,931	4.48	1,225,926	13,463	4.40	7,304	468	0.08
Commercial & industrial	642,005	7,720	4.77	622,141	7,569	4.88	19,864	151	(0.11)
Total commercial	1,875,235	$21,651	4.58	1,848,067	$21,032	4.56	27,168	$619	0.02
Residential real estate	1,331,304	13,362	3.98	1,275,171	12,426	3.91	56,133	936	0.07
Home equity	284,080	3,469	4.84	284,188	3,278	4.63	(108)	191	0.21
Other	27,635	344	4.94	29,696	360	4.86	(2,061)	(16)	0.08
Total consumer	311,715	3,813	4.85	313,884	3,638	4.65	(2,169)	175	0.20
Total loans	3,518,254	38,826	4.38	3,437,122	37,096	4.33	81,132	1,730	0.05
Total interest-earning assets	4,476,461	45,499	4.03	4,390,526	43,600	3.98	85,935	1,899	0.05
Noninterest-earning assets	248,437			238,290			10,147
Total assets	$4,724,898			$4,628,816			$96,082
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$134,632	$465	1.37%	$86,204	$101	0.47%	$48,428	$364	0.90%
NOW accounts	458,143	104	0.09	460,712	57	0.05	(2,569)	47	0.04
Money market accounts	631,570	1,104	0.69	664,127	960	0.58	(32,557)	144	0.11
Savings accounts	375,528	60	0.06	375,690	57	0.06	(162)	3	—
Time deposits (in-market)	706,726	2,806	1.58	662,969	2,265	1.37	43,757	541	0.21
Total interest-bearing in-market deposits	2,306,599	4,539	0.78	2,249,702	3,440	0.61	56,897	1,099	0.17
Wholesale brokered time deposits	438,604	2,007	1.82	430,118	1,814	1.69	8,486	193	0.13
Total interest-bearing deposits	2,745,203	6,546	0.95	2,679,820	5,254	0.79	65,383	1,292	0.16
FHLB advances	852,904	4,937	2.30	874,746	4,707	2.16	(21,842)	230	0.14
Junior subordinated debentures	22,681	232	4.06	22,681	214	3.78	—	18	0.28
Total interest-bearing liabilities	3,620,788	11,715	1.28	3,577,247	10,175	1.14	43,541	1,540	0.14
Noninterest-bearing demand deposits	612,597			574,258			38,339
Other liabilities	65,207			60,878			4,329
Shareholders' equity	426,306			416,433			9,873
Total liabilities and shareholders' equity	$4,724,898			$4,628,816			$96,082
Net interest income (FTE)		$33,784			$33,425			$359
Interest rate spread			2.75%			2.84%			(0.09)%
Net interest margin			2.99%			3.05%			(0.06)%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Sep 30, 2018	Jun 30, 2018	Quarter Change
Commercial loans	$333	$308	$25
Nontaxable debt securities	2	6	(4)
Total	$335	$314	$21

CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)

For the Nine Months Ended	September 30, 2018			September 30, 2017			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$53,828	$723	1.80%	$59,357	$457	1.03%	($5,529)	$266	0.77%
Mortgage loans for sale	29,770	923	4.15	25,090	734	3.91	4,680	189	0.24
Taxable debt securities	817,274	15,859	2.59	760,308	14,208	2.50	56,966	1,651	0.09
Nontaxable debt securities	1,743	65	4.99	7,602	347	6.10	(5,859)	(282)	(1.11)
Total securities	819,017	15,924	2.60	767,910	14,555	2.53	51,107	1,369	0.07
FHLB stock	43,149	1,700	5.27	44,015	1,293	3.93	(866)	407	1.34
Commercial real estate	1,225,875	39,740	4.33	1,175,302	32,824	3.73	50,573	6,916	0.60
Commercial & industrial	624,563	22,113	4.73	581,514	19,448	4.47	43,049	2,665	0.26
Total commercial	1,850,438	61,853	4.47	1,756,816	52,272	3.98	93,622	9,581	0.49
Residential real estate	1,278,662	37,717	3.94	1,150,473	32,763	3.81	128,189	4,954	0.13
Home equity	285,143	9,908	4.65	297,079	9,120	4.10	(11,936)	788	0.55
Other	29,328	1,073	4.89	35,166	1,271	4.83	(5,838)	(198)	0.06
Total consumer	314,471	10,981	4.67	332,245	10,391	4.18	(17,774)	590	0.49
Total loans	3,443,571	110,551	4.29	3,239,534	95,426	3.94	204,037	15,125	0.35
Total interest-earning assets	4,389,335	129,821	3.95	4,135,906	112,465	3.64	253,429	17,356	0.31
Noninterest-earning assets	239,187			238,050			1,137
Total assets	$4,628,522			$4,373,956			$254,566
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$100,644	$595	0.79%	$52,564	$37	0.09%	$48,080	$558	0.70%
NOW accounts	456,083	215	0.06	433,435	176	0.05	22,648	39	0.01
Money market accounts	671,135	2,944	0.59	715,386	1,881	0.35	(44,251)	1,063	0.24
Savings accounts	373,105	173	0.06	361,904	158	0.06	11,201	15	—
Time deposits (in-market)	662,850	6,890	1.39	559,938	4,443	1.06	102,912	2,447	0.33
Total interest-bearing in-market deposits	2,263,817	10,817	0.64	2,123,227	6,695	0.42	140,590	4,122	0.22
Wholesale brokered time deposits	426,096	5,405	1.70	398,349	4,233	1.42	27,747	1,172	0.28
Total interest-bearing deposits	2,689,913	16,222	0.81	2,521,576	10,928	0.58	168,337	5,294	0.23
FHLB advances	846,359	13,627	2.15	828,775	10,669	1.72	17,584	2,958	0.43
Junior subordinated debentures	22,681	629	3.71	22,681	446	2.63	—	183	1.08
Other	—	—	—	13	1	10.28	(13)	(1)	(10.28)
Total interest-bearing liabilities	3,558,953	30,478	1.14	3,373,045	22,044	0.87	185,908	8,434	0.27
Noninterest-bearing demand deposits	590,573			546,393			44,180
Other liabilities	61,042			49,721			11,321
Shareholders' equity	417,954			404,797			13,157
Total liabilities and shareholders' equity	$4,628,522			$4,373,956			$254,566
Net interest income (FTE)		$99,343			$90,421			$8,922
Interest rate spread			2.81%			2.77%			0.04%
Net interest margin			3.03%			2.92%			0.11%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Nine Months Ended	Sep 30, 2018	Sep 30, 2017	Change
Commercial loans	$918	$1,657	($739)
Nontaxable debt securities	13	122	(109)
Total	$931	$1,779	($848)

SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Tangible Book Value per Share:
Total shareholders' equity, as reported	$427,909	$421,571	$413,081	$413,284	$414,228
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	8,400	8,645	8,893	9,140	9,388
Total tangible shareholders' equity	$355,600	$349,017	$340,279	$340,235	$340,931

Shares outstanding, as reported	17,290	17,278	17,262	17,227	17,214

Book value per share - GAAP	$24.75	$24.40	$23.93	$23.99	$24.06
Tangible book value per share - Non-GAAP	$20.57	$20.20	$19.71	$19.75	$19.81

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$355,600	$349,017	$340,279	$340,235	$340,931

Total assets, as reported	$4,770,672	$4,737,242	$4,566,326	$4,529,850	$4,469,230
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	8,400	8,645	8,893	9,140	9,388
Total tangible assets	$4,698,363	$4,664,688	$4,493,524	$4,456,801	$4,395,933

Equity to assets - GAAP	8.97%	8.90%	9.05%	9.12%	9.27%
Tangible equity to tangible assets - Non-GAAP	7.57%	7.48%	7.57%	7.63%	7.76%

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Return on Average Tangible Assets:
Net income, as reported	$17,511	$17,674	$16,211	$7,982	$12,962	$51,396	$37,943

Total average assets, as reported	$4,724,898	$4,628,816	$4,529,708	$4,473,340	$4,401,536	$4,628,522	$4,373,956
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	64,008
Identifiable intangible assets, net	8,519	8,766	9,014	9,261	9,511	8,764	9,766
Total average tangible assets	$4,652,470	$4,556,141	$4,456,785	$4,400,170	$4,328,116	$4,555,849	$4,300,182

Return on average assets - GAAP	1.47%	1.53%	1.45%	0.71%	1.17%	1.48%	1.16%
Return on average tangible assets - Non-GAAP	1.49%	1.56%	1.48%	0.72%	1.19%	1.51%	1.18%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$17,475	$17,636	$16,173	$7,958	$12,934	$51,284	$37,859

Total average equity, as reported	$426,306	$416,433	$410,955	$417,568	$412,862	$417,954	$404,797
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	64,008
Identifiable intangible assets, net	8,519	8,766	9,014	9,261	9,511	8,764	9,766
Total average tangible equity	$353,878	$343,758	$338,032	$344,398	$339,442	$345,281	$331,023

Return on average equity - GAAP	16.26%	16.99%	15.96%	7.56%	12.43%	16.41%	12.50%
Return on average tangible equity - Non-GAAP	19.59%	20.58%	19.40%	9.17%	15.12%	19.86%	15.29%